As filed with the Securities and Exchange Commission on November 23, 1999.
                                                      Registration No. 333-91451


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        Post-Effective Amendment No. 1 to

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                              VISUAL NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                                2092 Gaither Road
                            Rockville, Maryland 20850
Delaware                       (301) 296-2300                    52-1837515
(State or other                (Address of principal          (I.R.S. Employer
jurisdiction of                  executive offices)          Identification No.)
incorporation or
organization)
                              Visual Networks, Inc.
                             1997 Omnibus Stock Plan
                            (Full title of the plan)

                                          Copy to:
PETER J. MINIHANE                         NANCY A. SPANGLER, ESQ.
Executive Vice President,                 Piper Marbury Rudnick & Wolfe LLP
Chief Financial Officer and Treasurer     Suite 610, Commerce Executive Park III
Visual Networks, Inc.                     1850 Centennial Park Drive
2092 Gaither Road                         Reston, Virginia  20191-1517
Rockville, Maryland  20850                (703) 391-7100
(301) 296-2300
 (Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                       PROPOSED            PROPOSED
                                                       MAXIMUM             MAXIMUM
   TITLE OF SECURITIES          AMOUNT TO BE        OFFERING PRICE         AGGREGATE               AMOUNT OF
    TO BE REGISTERED             REGISTERED            PER SHARE         OFFERING PRICE        REGISTRATION FEE

Common Stock (par value         2,000,000 (1)             (2)                 (2)                    (2)
$.01  per share)
===============================================================================================================


(1) These shares were originally registered on the Registration Statement on Form S-8 filed on November 22, 1999, File No. 333-91451, to which this Amendment relates.
(2) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the filing of the Registration Statement on Form S-8 on November 22, 1999, File No. 333-91451.

                              EXPLANATORY STATEMENT

          This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed November 22, 1999, File No. 333-91451 (the "Registration Statement") is being filed in order to conform printed signatures in certain exhibits with the manual signatures originally obtained the by Registrant for the Registration Statement.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on this 23rd day of November, 1999.

                              VISUAL NETWORKS, INC.


                              By:   /s/ Nancy A. Spangler
                                    -----------------------------------
                                    Nancy A. Spangler, Attorney-in-Fact

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                                    Title                                  Date
---------                                                    -----                                  ----
       /s/ Scott E. Stouffer*                 Chairman of the Board of Directors             November 23, 1999
---------------------------------            President and Chief Executive Officer
       Scott E. Stouffer                        (Principal Executive Officer)

       /s/ Peter J. Minihane*                   Executive Vice President, Chief              November 23, 1999
---------------------------------               Financial Officer and Treasurer
       Peter J. Minihane                  (Principal Accounting and Financial Officer)

*By:   /s/ Nancy A. Spangler
     ----------------------------
       Nancy A. Spangler
         as Attorney-in-Fact


     A majority of the Board of Directors (Scott E. Stouffer, Peter J. Minihane, Grant G. Behrman, Marc F. Benson, Theodore R. Joseph, Ted H. McCourtney, Thomas
A. Smith and William J. Smith).


By:    /s/ Nancy A. Spangler                                                                 November 23, 1999
   ------------------------------
       Nancy A. Spangler
         as Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                      DESCRIPTION
-------                     -----------

5.1 Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith in order to conform printed signatures with the manual signatures originally obtained for the Registration Statement filed on Form S-8 on November 22, 1999 (File No. 333-91451)).

23.2 Consent of Independent Public Accountants (filed herewith in order to conform printed signatures with the manual signatures originally obtained for the Registration Statement filed on Form S-8 on November 22, 1999 (File No. 333-91451)).

24.1                        Power of Attorney (filed herewith).